UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 28, 2004


                             ENTREMETRIX CORPORATION
             (Exact name of registrant as specified in its charter)


            Nevada                   000-33109               81-0444479
 (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation)           File Number)        Identification No.)


18101 Von Karman Avenue, Suite 330, Irvine, CA                  92612
   (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code: 888-798-8100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

--------------------------------------------------------------------------------
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings"), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.



ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


         On October 28, 2004, the Registrant entered into a Restricted Stock Bonus Agreement with each of the following employees: Jay Isco, Janet Russell, David Mayhew, Lindsay Kan, Reagan Richmond and Michael A. Green. A brief description of the material terms of the Restricted Stock Bonus Agreements is set forth in Item 3.02 below, which description is incorporated by this reference. The Restricted Stock Bonus Agreements are attached hereto as Exhibits
10.1 through 10.6.


         On November 2, 2004, the Registrant entered into a Shares for Debt Agreement with each of George LeFevre, the Treasurer, Secretary and a Director of the Registrant, and Scott Absher, the President and a Director of the Registrant. A brief description of the material terms of the Shares for Debt Agreements is set forth in Item 3.02 below, which description is incorporated by this reference. The Shares for Debt Agreements are attached hereto as Exhibits
10.7 and 10.8.



ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

         On October 28, 2004, the Board of Directors of the Registrant ratified and approved the issuance of 2,000,000 unregistered shares of the Registrant's common stock, par value $.001 per share, to each of six employees of the Registrant, and entered into a Restricted Stock Bonus Agreement with each of these employees on the same date. The consideration received by the Registrant consisted of services rendered to the Registrant and the continuing dedication of these employees to the Registrant's business.

         Each Restricted Stock Bonus Agreement provides for certain vesting conditions, a lock-up agreement, a first refusal right of the Registrant with respect to certain proposed transfers, a drag-along right of the Registrant in connection with certain corporate transactions, and a 5-year market stand-off agreement prohibiting transfers for up to 180 days following the effective date of any Registration Statement of the Registrant (other than on Form S-8 or S-4). Each employee may vote the stock received except to the extent any unvested shares are rescinded and cancelled, as provided in each Restricted Stock Bonus Agreement.

         The Board of Directors has also approved the issuance of 2,000,000 unregistered shares of the Registrant's common stock to the Registrant's outside legal counsel in consideration for legal services.

         On November 2, 2004, the Board of Directors approved the issuance of 6,000,000 unregistered shares of common stock to each of George LeFevre, the Treasurer, Secretary and a Director of the Registrant, and Scott Absher, the President and a Director of the Registrant, and the Registrant entered into a Shares for Debt Agreement with each of them on the same date. The consideration received by the Registrant consisted of $60,000 in services rendered or to be rendered by each of Mr. LeFevre and Mr. Absher during the period from October 1, 2004 through December 31, 2004, and a full release from any other claims for compensation relating to such period.

         These transactions were effected under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The sale of these securities occurred without general solicitation or advertising.

         The information above is qualified in its entirety by reference to the Restricted Stock Bonus Agreements and Shares for Debt Agreements, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         Exhibit No.       Description

         10.1     Restricted Stock Bonus Agreement (Isco)
         10.2     Restricted Stock Bonus Agreement (Russell)
         10.3     Restricted Stock Bonus Agreement (Mayhew)
         10.4     Restricted Stock Bonus Agreement (Kan)
         10.5     Restricted Stock Bonus Agreement (Richmond)
         10.6     Restricted Stock Bonus Agreement (Green)
         10.7     Shares for Debt Agreement (LeFevre)
         10.8     Shares for Debt Agreement (Absher)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ENTREMETRIX CORPORATION
                                             (Registrant)

Date: November 3, 2004.
                                             /s/ Scott W. Absher
                                             ------------------------------
                                             Scott W. Absher
                                             President